EXHIBIT 99.1

FOR IMMEDIATE RELEASE                CONTACT: Frederick N. Cooper (215) 938-8312
May 10, 2005                                         fcooper@tollbrothersinc.com
                                                 Joseph R. Sicree (215) 938-8045
                                                     jsicree@tollbrothersinc.com


            TOLL BROTHERS' RECORD FY 2005 2ND QTR CONTRACTS GROW 38%
                           TO $2.2 BILLION VS FY 2004
           RECORD 2ND QTR HOME BLDG REVENUES RISE 51% TO $1.2 BILLION
            RECORD 2ND QTR-END BACKLOG INCREASES 57% TO $5.9 BILLION

Horsham, PA, May 10, 2005 -- Toll Brothers, Inc., (NYSE:TOL) (www.tollbrothers.com), the nation's leading builder of luxury homes, today reported record second-quarter and six-month results for contracts, backlog and home building revenues for the period ended April 30, 2005. The value of the company's second-quarter contracts and backlog were the highest for any quarter in its history.

These results are preliminary and unaudited. The Company will announce final totals when it releases second-quarter earnings results on May 26, 2005.

Robert I. Toll, chairman and chief executive officer, stated: "Demand for luxury homes remains strong, and we continue to enjoy solid pricing power. Based on the pace of current demand and our record backlog, which now includes many deliveries stretching into the second quarter of FY 2006, we remain on track for what we believe will be approximately 60% net income growth in FY 2005 and approximately 20% net income growth in FY 2006.

"In twelve of the thirteen weeks comprising our second quarter FY 2005, our non-binding reservation deposits, a precursor to signed contracts, were either the highest or second highest per community (same store) since 1987. We believe this strong demand, coupled with our record backlog and the increase in our community count - from 205 a year ago to 227 this second quarter-end - will contribute to our growth in FY 2006.

"This quarter's home building revenues rose 51% to $1.23 billion as we delivered 1,912 homes, a second quarter record and 31% more units than we delivered in the same period one year ago. Unit deliveries were thirteen homes under the low end of the range of our most recent guidance while the average home price was slightly above the high end of the range. We remain comfortable with our previous guidance that we will deliver between 8,050 and 8,400 homes in FY 2005.

"Our backlog now extends about eleven months on average, providing revenue visibility into the second quarter of FY 2006. Given current strong demand, we could have signed more contracts this quarter. However, since we lock in a buyer's home price when they sign a contract with us and before we start their homes, we have been reluctant to lock sales prices more than a year ahead of estimated delivery. Therefore, we have been slowing our sales pace in many communities while continuing to raise prices. We believe this strategy reduces our risk and helps maximize the value of each home in our communities.

                                     *more*

"The value of contracts signed in the second quarter rose 38% over last year's second quarter: Our average home price grew to $693,000 from $616,600 one year ago and the number of contracts we signed rose 23%. Our contracts rose in every region but the West Coast (California). The decline in California was not due to a lack of demand, but rather to a lack of supply as we've sold out of several communities at a faster pace than we have been able to open up new ones. We have a number of new sites in the approval pipeline that should increase our California community count in the coming year.

"We currently control approximately 68,000 lots, compared to 58,000 one year ago, and continue to see attractive land buying opportunities in most markets. We believe this lot position in affluent markets, which represents a five-to six year supply based on our historic pace of growth, positions us well for future growth."

Toll Brothers' preliminary financial highlights for the three-month and six-month periods ended April 30, 2005 (unaudited):

     o The Company's FY 2005 second-quarter contracts of approximately $2.2 billion (3,181 homes), grew by 38% over FY 2004's second-quarter contracts of $1.60 billion (2,595 homes), the previous second-quarter record. In addition, in second quarter 2005, unconsolidated entities in which the Company had an interest signed contracts of approximately $85.2 million (123 homes).

     o FY 2005's six-month contracts of approximately $3.6 billion (5,354 homes), grew by 46% over FY 2004's total of $2.50 billion (4,107 homes), the previous six-month record. In addition, in the six-month FY 2005 period, unconsolidated entities in which the Company had an interest signed contracts of approximately $100.7 million (159 homes).

     o FY 2005 second quarter-end backlog of approximately $5.9 billion (8,561 homes), the highest in the Company's history, increased 57% over FY 2004's second-quarter-end backlog of $3.73 billion (6,211 homes), the previous second-quarter record. In addition, at the end of second quarter 2005, unconsolidated entities in which the Company had an interest had a backlog of approximately $111.7 million (183 homes).

     o FY 2005 second-quarter home building revenues of approximately $1.2 billion (1,912 homes), increased 51% over FY 2004's second-quarter home building revenues of $814.3 million (1,463 homes), the previous second-quarter record. Revenues from land sales totaled approximately $9.9 million for FY 2005's second quarter, compared to $2.0 million in FY 2004's.

     o FY 2005 six-month home building revenues of approximately $2.2 billion (3,502 homes) increased 58% over FY 2004's six-month home building revenues of $1.40 billion (2,548 homes), the previous six-month record. FY 2005 revenues from land sales for the six-month period totaled approximately $11.1 million compared to $8.0 million in the same period in FY 2004.

                                     *more*

     o In addition, in the Company's fiscal 2005 second-quarter and six-month periods, unconsolidated entities in which the Company had an interest delivered approximately $38.4 million (87 homes) and $64.9 million (150 homes), respectively, compared to $1.9 million (6 homes) and $3.4 million (11 homes), respectively, in the same periods of fiscal 2004. The Company's share of the profits from the delivery of these homes is included in `Equity Earnings in Unconsolidated Entities' on the Company's Income Statement.

Toll Brothers will be broadcasting live via the Investor Relations section of its website, WWW.TOLLBROTHERS.COM, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EDT) today, May 10, 2005, to discuss these results and our outlook for fiscal 2005. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select "Conference Calls". Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through May 25, 2005.

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 20 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Nevada, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Texas, and Virginia.

Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

Toll Brothers is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information visit WWW.TOLLBROTHERS.COM.

      Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.

                                     *more*

#S ARE PRELIMINARY
THREE MONTHS ENDED APRIL 30,                                     UNITS                            $ (MILL)
                                                       2ND QTR.         2ND QTR.          2ND QTR.         2ND QTR.
CLOSINGS                                                 2005             2004              2005             2004
-------------------------------                        --------         --------          -------          --------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                   254              216             140.3           124.8
MID-ATLANTIC (DE, MD, PA, VA)                              759              534             458.7           274.1
MIDWEST      (IL, MI, OH)                                  141               99              89.1            58.6
SOUTHEAST    (FL, NC, SC, TN)                              197              192             105.4            91.5
SOUTHWEST    (AZ, CO, NV, TX)                              305              190             188.9           107.4
WEST COAST   (CA)                                          256              232             243.6           157.9
                                                         -----            -----           -------           -----
                                                         1,912            1,463           1,226.0           814.3
UNCONSOLIDATED ENTITIES                                     87                6              38.4             1.9
                                                         -----            -----           -------           -----
                                                         1,999            1,469           1,264.4           816.2
                                                         =====            =====           =======           =====


CONTRACTS
-------------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                   495              282             318.8           162.5
MID-ATLANTIC (DE, MD, PA, VA)                            1,177              911             784.1           515.8
MIDWEST      (IL, MI, OH)                                  212              187             144.4           112.3
SOUTHEAST    (FL, NC, SC, TN)                              463              268             262.3           131.3
SOUTHWEST    (AZ, CO, NV, TX)                              579              425             403.5           248.3
WEST COAST   (CA)                                          255              522             291.4           429.8
                                                         -----            -----           -------         -------
                                                         3,181            2,595           2,204.5         1,600.0
UNCONSOLIDATED ENTITIES                                    123                5              85.2             1.6
                                                         -----            -----           -------         -------
                                                         3,304            2,600           2,289.7         1,601.6
                                                         =====            =====           =======         =======


BACKLOG
-------------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                 1,359            1,037             855.4           590.4
MID-ATLANTIC (DE, MD, PA, VA)                            2,767            2,173           1,782.3         1,161.2
MIDWEST      (IL, MI, OH)                                  534              430             360.6           247.7
SOUTHEAST    (FL, NC, SC, TN)                            1,218              540             741.4           289.9
SOUTHWEST    (AZ, CO, NV, TX)                            1,743            1,028           1,162.7           599.5
WEST COAST   (CA)                                          940            1,003             964.0           842.2
                                                         -----            -----           -------         -------
                                                         8,561            6,211           5,866.4         3,730.9
UNCONSOLIDATED ENTITIES                                    183               14             111.7             4.5
                                                         -----            -----           -------         -------
                                                         8,744            6,225           5,978.1         3,735.4
                                                         =====            =====           =======         =======

                                     *more*

#S ARE PRELIMINARY
SIX MONTHS ENDED APRIL 30,                                       UNITS                            $ (MILL)
                                                       6 MONTHS         6 MONTHS          6 MONTHS         6 MONTHS
CLOSINGS                                                 2005             2004              2005             2004
-------------------------------                        --------         --------          --------         --------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                   483              399             263.6           229.4
MID-ATLANTIC (DE, MD, PA, VA)                            1,422              939             845.6           475.5
MIDWEST      (IL, MI, OH)                                  236              171             146.1            99.6
SOUTHEAST    (FL, NC, SC, TN)                              352              313             189.7           145.1
SOUTHWEST    (AZ, CO, NV, TX)                              553              339             344.8           189.2
WEST COAST   (CA)                                          456              387             425.3           265.1
                                                         -----            -----           -------         -------
                                                         3,502            2,548           2,215.1         1,403.9
UNCONSOLIDATED ENTITIES                                    150               11              64.9             3.4
                                                         -----            -----           -------         -------
                                                         3,652            2,559           2,280.0         1,407.3
                                                         =====            =====           =======         =======


CONTRACTS
-------------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                   814              504             519.5           300.3
MID-ATLANTIC (DE, MD, PA, VA)                            1,944            1,438           1,255.5           799.6
MIDWEST      (IL, MI, OH)                                  324              307             222.4           184.0
SOUTHEAST    (FL, NC, SC, TN)                              844              442             467.7           216.8
SOUTHWEST    (AZ, CO, NV, TX)                              945              658             657.8           391.8
WEST COAST   (CA)                                          483              758             524.7           610.3
                                                         -----            -----           -------         -------
                                                         5,354            4,107           3,647.6         2,502.8
UNCONSOLIDATED ENTITIES                                    159               10             100.7             3.2
                                                         -----            -----           -------         -------
                                                         5,513            4,117           3,748.3         2,506.0
                                                         =====            =====           =======         =======


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